EXHIBIT 5.1

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE
The Directors Rio Tinto Finance (USA) Inc. 4700 Daybreak Parkway South Jordan Utah 84009 United States of America	The Directors Rio Tinto Finance (USA) plc 6 St. James’s Square London SW1Y 4AD United Kingdom
The Directors Rio Tinto Finance (USA) Limited 120 Collins Street Melbourne Victoria 3000 Australia	The Directors Rio Tinto plc 6 St. James’s Square London SW1Y 4AD United Kingdom
The Directors Rio Tinto Limited 120 Collins Street Melbourne Victoria 3000 Australia
21 May 2020
Our Ref  L-297397

Rio Tinto Finance (USA) Inc., Rio Tinto Finance (USA) Limited (ACN 062 129 551) and Rio Tinto Finance (USA) plc

Registration Statement on Form F-3 in respect of debt securities
1 We have acted as English legal advisers to Rio Tinto Finance (USA) Inc., a company incorporated under the laws of the State of Delaware, United States of America, Rio Tinto Finance (USA) plc, a company incorporated under the laws of England, Rio Tinto Finance (USA) Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (together with Rio Tinto Finance (USA) Inc. and Rio Tinto Finance (USA) plc, the “Issuers”), Rio Tinto plc, a company incorporated under the laws of England (“Rio Tinto plc”) and Rio Tinto Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (“Rio Tinto Limited” and, together with Rio Tinto plc, the “Guarantors”), in connection with the automatic shelf registration statement on Form F-3 filed with the United States Securities and Exchange Commission on 21 May 2020 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933 (the “Act”) of (i) an indeterminate amount of the Issuers’ debt securities (the “Debt Securities”), which, if issued, will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by each of the Guarantors and (ii) the Guarantees. The Debt Securities may be issued from time to time pursuant to the Indenture (as defined in the Schedule to this opinion).

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2 This opinion is limited to English law as applied by the English courts in effect on the date of this opinion. It is given on the basis that it, and all matters relating to it, will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular, we express no opinion on matters of federal law of the United States, the laws of any State of the United States, Australian laws or the laws of any other jurisdiction.
3 For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.
4 We have assumed that:
4.1 all copy documents conform to the originals and all originals are genuine and complete;each signature is the genuine signature of the individual concerned;
4.2 (except in the case of Rio Tinto plc and Rio Tinto Finance (USA) plc) all relevant documents are within the capacity and powers of, and have been validly authorised by, each of the respective parties thereto;
4.3 (in the case of each party) those documents have been or (in the case of the Debt Securities) will be validly executed and delivered by the relevant party;
4.4 the Minutes (as defined below) and other corporate documents are a true and complete record of the proceedings and resolutions described therein and there has been no modification of the Articles, and there was no modification of the Original Articles in force on the date of the Original Indenture or of the First Supplemental Articles in force on the date of the First Supplemental Indenture, in each case examined by us and referred to in the Schedule to this opinion;
4.5 the Meeting of the Chairman’s Committee of the Board of Directors of Rio Tinto plc held on 16 March 2012 (in respect of which extracts of the minutes (the “RTPLC Minutes”) have been supplied to us) and the Meetings of the Board of Directors of Rio Tinto plc held on 21 April 2004, 9 February 2010, 2 May 2017 and 6 April 2020 (in respect of which certified extracts of the minutes (together with the RTPLC Minutes, the “Guarantor Minutes”) have been supplied to us) were in each case duly convened, constituted and quorate and the resolutions referred to in the Guarantor Minutes were validly passed and remain in full force and effect without modification;
4.6 the Meetings of the Board of Directors of Rio Tinto Finance (USA) plc held on 16 March 2012, 3 May 2017 and 27 April 2020 (in respect of which extracts of the minutes (the “Issuer Minutes” and, together with the Guarantor Minutes, the “Minutes”) have been supplied to us) were in each case duly convened, constituted and quorate and the resolutions referred to in the Issuer Minutes were validly passed and remain in full force and effect without modification; and
4.7 the terms of any series of Debt Securities will not be inconsistent with the provisions of the Indenture and there will be no provision in any supplement to the Registration Statement or any other document which would affect the content of this opinion.
5 Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above, and subject to the qualifications in paragraphs 6 to 8 below and to any matters not disclosed to us, we are of the following opinion:
5.1 Each of Rio Tinto plc and Rio Tinto Finance (USA) plc has been incorporated and is existing as a company with limited liability under the laws of England.
5.2 Each of Rio Tinto Finance (USA) plc and Rio Tinto plc has corporate power to enter into, and perform its obligations under, the Indenture and has taken all necessary corporate action to authorise the execution, delivery and performance of the Indenture.
6 It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.
7 This opinion is given on the basis of English law in force, and as it affects the obligations under the Indenture, the Debt Securities and/or the relevant Guarantee, as at the date of this opinion. This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations and consents referred to in the Schedule to this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion.
8 We express no opinion as to the compliance or otherwise with any financial limitations on borrowings contained in the Articles.
9 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us made under the heading “Legal Matters” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.
Yours faithfully

/s/ Linklaters LLP
Linklaters LLP

SCHEDULE
1Certified copies of (a) the Memorandum and Articles of Association of Rio Tinto Finance (USA) plc and (b) the Memorandum and Articles of Association of Rio Tinto plc, in each case in force as at the date of this opinion (together, the “Articles”).
2Certified copies of (a) the Memorandum and Articles of Association of Rio Tinto Finance (USA) plc and (b) the Memorandum and Articles of Association of Rio Tinto plc, in each case in force as at the date of execution of the Original Indenture (together, the “Original Articles”).
3Certified copies of (a) the Memorandum and Articles of Association of Rio Tinto Finance (USA) plc and (b) the Memorandum and Articles of Association of Rio Tinto plc, in each case in force as at the date of execution of the First Supplemental Indenture (together, the “First Supplemental Articles”).
4Extracts from the Minutes of Meetings of the Board of Directors of Rio Tinto Finance (USA) plc held on 16 March 2012, 3 May 2017 and 27 April 2020.
5A copy of the executed power of attorney of Rio Tinto Finance (USA) plc dated 15 March 2012.
6Extracts from the Minutes of a Meeting of the Chairman’s Committee of the Board of Directors of Rio Tinto plc held on 16 March 2012.
7Certified extracts from the Minutes of a Meeting of the Board of Directors of Rio Tinto plc held on 21 April 2004, 9 February 2010, 2 May 2017 and 6 April 2020.
8A copy of the executed certificates delegating authority of the Chief Financial Officer of Rio Tinto plc dated 5 May 2017 and 6 May 2020.
9The Registration Statement.
10Amended and Restated Indenture dated 16 March 2012 (the “Original Indenture”), the First Supplemental Indenture dated 8 May 2017 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated 6 May 2020 (together with the Original Indenture and the First Supplemental Indenture, the “Indenture”) among the Issuers, the Guarantors and The Bank of New York Mellon acting as trustee.